UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 10, 2005

(Date of report)

May 4, 2005

(Date of earliest event reported)

Sotheby's Holdings, Inc.

(Exact name of registrant as specified in its charter)

Michigan	1-9750	38-2478409
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation or organization)

38500 Woodward Avenue, Suite 100
Bloomfield Hills, Michigan	48303
(Address of principal executive offices)	(Zip Code)

(248) 646-2400

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 4, 2005, the shareholders of Sotheby’s Holdings, Inc. (the “Company”) approved the Company’s Executive Bonus Plan (the “Plan”). The Plan provides for the issuance of restricted stock, generally governed by the Company’s 2003 Restricted Stock Plan, and cash awards to senior executives of the Company and its subsidiaries based on satisfaction of objective performance criteria. The principal features of the Plan are summarized in the Company’s Proxy Statement for the 2005 Annual Meeting of the Company’s Shareholders, filed with the Securities and Exchange Commission on April 15, 2005. The foregoing description and the Proxy Statement summary of the Plan are qualified in their entirety by reference to the Plan itself, which is incorporated by reference as  Exhibit 10.1 to this Form 8-K. On February 7, 2005, subject to shareholder approval of the Plan, the Compensation Committee and its Section 162(m) Subcommittee approved the formula for determining any performance bonus to be awarded under the Plan for the year ended December 31, 2005, which is based on corporate net income determined in accordance with the provisions of the Plan.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

10.1

Sotheby’s Holdings, Inc. Executive Bonus Plan, incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2005 and filed with the Securities and Exchange Commission on May 10, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY'S HOLDINGS, INC.

By:	/s/ Michael L. Gillis

Michael L. Gillis Senior Vice President, Controller and Chief Accounting Officer

Date:	May 10, 2005